UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

ASHLAND INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-211719	81-2587835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware		19808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 995-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting (“Annual Meeting”) of stockholders of Ashland Inc. (“Ashland”) held on January 23, 2024, a total of 47,018,920 shares of Common Stock, representing 92.57% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are described below.

Proposal 1: All of the nominees for director were elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Steven D. Bishop	44,036,400	202,932	41,696	2,737,891
Sanat Chattopadhyay	44,055,810	181,806	43,411	2,737,891
Suzan F. Harrison	43,855,868	384,204	40,955	2,737,891
Wetteny Joseph	44,073,076	163,579	44,373	2,737,891
Susan L. Main	43,831,106	408,376	41,546	2,737,891
Guillermo Novo	43,791,092	445,759	44,177	2,737,891
Sergio Pedreiro	44,010,777	227,236	43,015	2,737,891
Jerome A. Peribere	42,900,912	1,337,510	42,606	2,737,891
Janice J. Teal	43,682,939	557,277	40,813	2,737,891

Proposal 2: The appointment of Ernst & Young LLP as Ashland’s independent registered public accountants for fiscal 2024 was ratified by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
46,787,022	193,919	37,977	0

Proposal 3: The non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
43,704,391	482,010	94,626	2,737,891

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.

Date:	January 26, 2024	By:	/s/ Robin E. Lampkin
Robin E. Lampkin Senior Vice President, General Counsel and Secretary